Exhibit 21.1

	State/ Country of	Name(s) under which Subsidiary does
List of Subsidiaries	Incorporation	business (1)

Amphenol Adronics, Inc.	Delaware, U.S.A.	Amphenol Adronics
Amphenol Advanced Sensors Germany GmbH	Germany	Amphenol Advanced Sensors
Amphenol Advanced Sensors Puerto Rico, LLC	Puerto Rico	Amphenol Advanced Sensors
Amphenol Air LB North America, Inc.	Canada	Amphenol Air LB
Amphenol Air LB GmbH	Germany	Amphenol Air LB
Air LB International Development S.A.	Luxembourg	Amphenol Air LB
Amphenol Air LB SAS	France	Amphenol Air LB
Amphenol Alden Products Company	Delaware, U.S.A.	Alden
Amphenol Alden Products Mexico, S.A. de C.V.	Mexico	Alden
Amphenol Antenna Solutions, Inc.	Illinois, U.S.A.	Amphenol Antel
Amphenol Assemble Tech (Xiamen) Co., Limited	China	Amphenol Assembletech China
Amphenol Australia Pty Ltd.	Australia	Amphenol Australia
Amphenol Benelux B.V.	Netherlands	Amphenol ABEN
Amphenol Borg Limited	U.K.	Amphenol Borg
Amphenol Borg Pension Trustees Ltd.	U.K.	Amphenol Borg Pension
Amphenol Borisch Technologies, Inc.	Delaware, U.S.A.	Amphenol
Amphenol Cables On Demand Corp.	Delaware, U.S.A.	Cables on Demand
Amphenol Canada Corp.	Canada	Amphenol
Amphenol (Changzhou) Advanced Connector Co. Ltd.	China	Amphenol (Changzhou) TCS Co., Ltd.
Amphenol (Changzhou) Connector Systems Co. Ltd.	China	Amphenol (Changzhou) TCS Co., Ltd.
Amphenol (Changzhou) Electronics Co. Ltd.	China	Amphenol (Changzhou) TCS Co., Ltd.
Amphenol CNT (Xian) Technology Co., Ltd.	China	Amphenol CNT
Amphenol Commercial Products (Chengdu) Co., Ltd.	China	Amphenol Chengdu
Amphenol Commercial Interconnect Korea Co. Ltd.	Korea	ACIK
Amphenol Commercial and Industrial UK, Limited	U.K.	Amphenol
Amphenol ConneXus AB	Sweden	ConneXus
Amphenol ConneXus Ou	Estonia	Amphenol
Amphenol Daeshin Electronics and Precision Co., Ltd.	Korea	Amphenol Dae Shin, Dae Shin, Amphenol
Amphenol East Asia Electronic Technology (Shenzhen) Co. Ltd.	China	AEAL, Amphenol
Amphenol DC Electronics, Inc.	California, U.S.A.	DC Electronics
Amphenol East Asia Limited	Hong Kong	Amphenol
Amphenol EEC, Inc.	Illinois, U.S.A.	Amphenol
Amphenol (Tianjin) Electronics Co., Ltd.	China	AEAL
Amphenol Fiber Optic Technology (Shenzhen) Co., Ltd.	China	ETD
Amphenol Finland Oy	Finland	Amphenol Finland
Amphenol France Acquisition SAS	France	Amphenol
Amphenol France SAS	France	Amphenol
Amphenol Germany GmbH	Germany	Amphenol
Amphenol Gesellschaft m.b.H.	Austria	Amphenol, AVIN
Amphenol Griffith Enterprises, LLC	Delaware, U.S.A.	Griffith Enterprises
Amphenol Goldstar Electronic Systems (Baicheng) Company Ltd.	China	Amphenol Goldstar Electronic Systems
Amphenol Goldstar Electronic Systems (Yulin) Company Ltd.	China	Amphenol Goldstar Electronic Systems
Amphenol (Xiamen) High Speed Cable Co., Ltd.	China	Amphenol
Amphenol Holding UK, Limited	U.K.	Amphenol
Amphenol Intercon Systems, Inc.	Delaware, U.S.A.	Intercon
Amphenol Interconnect India Private Limited	India	Amphenol India
Amphenol Interconnect Products Corporation	Delaware, U.S.A.	AIPC, Amphenol
Amphenol Interconnect South Africa (Proprietary) Limited	South Africa	Amphenol Interconnect
Amphenol International Ltd.	Delaware, U.S.A.	Amphenol International
Amphenol Invotec Limited	U.K.	Invotec
Amphenol Italia S.r.l.	Italy	Amphenol
Amphenol Japan Ltd.	Japan	Amphenol

	State/ Country of	Name(s) under which Subsidiary does
List of Subsidiaries	Incorporation	business (1)

Amphenol Kai Jack Industrial Co., Ltd.	Taiwan	Amphenol RF, Kai Jack
Amphenol Kai Jack (Shenzhen), Inc.	China	Kai Jack
Amphenol Limited	U.K.	Amphenol, LTD
Amphenol LTW Technology Co., Ltd.	Taiwan	Amphenol LTW Technology
Amphenol Malaysia Sdn Bhd	Malaysia	T&M Antennas
Amphenol MCP Korea Limited	Korea	Phoenix Korea
Amphenol Middle East Enterprises FZE	U.A.E.	Amphenol
Amphenol Nelson Dunn Technologies, Inc.	California, U.S.A.	Nelson Dunn
Amphenol Netherlands Holdings 1 B.V.	Netherlands	Amphenol
Amphenol Netherlands Holdings 2 B.V.	Netherlands	Amphenol
Amphenol Omniconnect India Private Limited	India	Amphenol
Amphenol Optimize Manufacturing Co.	Arizona, U.S.A.	Optimize
Amphenol Optimize Mexico S.A. de C.V.	Mexico	Optimize
Amphenol PCD, Inc.	Delaware, U.S.A.	Amphenol PCD
Amphenol PCD (Shenzhen) Co., Ltd.	China	PCD
Amphenol Printed Circuits, Inc.	Delaware, U.S.A.	Amphenol
Amphenol Provens SAS	France	Amphenol
Amphenol Qujing Technology Co., Ltd.	China	AEAL
Amphenol RF Asia Limited	Hong Kong	Amphenol
Amphenol Sensing Korea Company Limited	South Korea	Amphenol Advanced Sensors
Amphenol Shouh Min Enterprise (Hong Kong) Company Limited	Hong Kong	Amphenol Shouh Min
Amphenol Shouh Min Industry (Shenzhen) Co., Ltd.	China	Shouh Min
Amphenol Singapore Pte. Ltd.	Singapore	AEAL
Amphenol Socapex S.A.S.	France	Socapex
Amphenol T&M Antennas, Inc.	Delaware, U.S.A.	T&M Antennas, Amphenol T&M
Amphenol TCS Ireland Limited	Ireland	Amphenol TCS Ireland Limited
Amphenol TCS (Malaysia) Sdn Bhd	Malaysia	Amphenol TCS (Malaysia) Sdn Bhd
Amphenol TCS de Mexico S.A. de C.V.	Mexico	Amphenol TCS de Mexico S.A. de C.V.
Amphenol Tecvox LLC	Delaware, U.S.A.	Tecvox
Amphenol TFC (Changzhou) Communications Equipment Co., Ltd.	China	Amphenol, Times Fiber, TFC
Amphenol TFC do Brasil Ltda	Brazil	Amphenol
Amphenol TFC Fios E Cabos do Brasil Ltda	Brazil	Amphenol
Amphenol TFC MDE Participacoes Ltda	Brazil	Amphenol
Amphenol Taiwan Corporation	Taiwan	Amphenol
Amphenol Technical Products International Co.	Canada	Technical Products International, Amphenol TPI
Amphenol Technology Macedonia	Macedonia	Amphenol
Amphenol Technology (Shenzhen) Co. Ltd.	China	Amphenol
Amphenol Technology (Zhuhai) Co. Ltd.	China	Amphenol
Amphenol Tel-Ad Ltd.	Israel	Tel-Ad
Amphenol Thermometrics, Inc.	Pennsylvania, U.S.A.	Amphenol Thermometrics
Amphenol Thermometrics (UK) Limited	U.K.	Amphenol Thermometrics
Amphenol Times Microwave Electronics (Shanghai) Limited	China	Amphenol Times Microwave Electronics
Amphenol Tuchel Electronics GmbH	Germany	Tuchel
Amphenol Tuchel Industrial GmbH	Germany	Tuchel
Amphenol Tunisia L.L.C.	Tunisia	Amphenol Tunisia
Amphenol USHoldco Inc.	Delaware, U.S.A.	Amphenol
Anytek Electronic Technology (Shenzhen) Co. Ltd *	China	Amphenol FCI
Anytek International Co. Ltd *	Mauritius	Amphenol FCI
Anytek International (Shanghai) Co., Ltd *	China	Amphenol FCI
Anytek Technology Corporation Ltd *	Taiwan	Amphenol FCI
Asia Connector Services, Ltd.	Delaware, U.S.A.	Asia Connector Service

	State/ Country of	Name(s) under which Subsidiary does
List of Subsidiaries	Incorporation	business (1)

ARCAS Automotive Group (Luxco 1) S.a.r.l.	Luxembourg	ARCAS Automotive Group
Berg UK Ltd *	U.K.	Amphenol FCI
Blueline Product Limited	Hong Kong	Amphenol
Casco Automotive Singapore Pte., Ltd.	Singapore	Casco
Casco Automotive (Suzhou) Co. Ltd.	China	Casco
Casco Automotive Tunisia S.a.r.l.	Tunisia	Casco
Casco do Brasil Ltda	Brazil	Casco
Casco Imos Italia S.r.l.	Italy	Casco
Casco Products Corporation	Delaware, U.S.A.	Casco
Casco Holdings Co. Limited	Hong Kong	Casco
Casco Holdings GmbH	Germany	Casco
Casco Logistics GmbH	Germany	Casco
Casco Schoeller GmbH	Germany	Casco
C&S Antennas, Inc.	Delaware, U.S.A.	Amphenol
C&S Antennas, Ltd.	U.K.	Amphenol
CSA Ltd.	U.K.	Amphenol
ContactServe (Proprietary) Limited	South Africa	ContactServe
Cemm-Mex, S.A. de C.V.	Mexico	Cemm Thome
Cemm Thome Corporation	Delaware, U.S.A.	Cemm Thome, Amphenol
Cemm Thome SK, spol s.r.o.	Slovakia	Cemm Thome
Changzhou Amphenol Fuyang Communication Equipment Company Limited	China	Fuyang
East Asia Connector Services, Ltd.	China	East Asia Connector Services
Edwin Deutgen Kunstofftechnik GmbH	Germany	Deutgen
Ehrlich GmbH	Germany	Ehrlich
FCI Americas Technology LLC *	Nevada, U.S.A.	Amphenol FCI
FCI Asia Pte Ltd *	Singapore	Amphenol FCI
FCI Besancon SA *	France	Amphenol FCI
FCI Connectors Canada Inc. *	Canada	Amphenol FCI
FCI Connectors Dongguan Ltd *	China	Amphenol FCI
FCI Connectors Hong Kong Ltd *	Hong Kong	Amphenol FCI
FCI Connectors Italia Srl *	Italy	Amphenol FCI
FCI Connectors Korea Ltd *	South Korea	Amphenol FCI
FCI Connectors Malaysia Sdn Bhd *	Malaysia	Amphenol FCI
FCI Connectors Shanghai Ltd *	China	Amphenol FCI
FCI Connectors Singapore Pte Ltd *	Singapore	Amphenol FCI
FCI Connectors Sweden AB *	Sweden	Amphenol FCI
FCI Connectors UK Ltd *	U.K.	Amphenol FCI
FCI Deutschland GmbH *	Germany	Amphenol FCI
FCI Electronics Hungary Kft *	Hungary	Amphenol FCI
FCI Expansion 3 SAS *	France	Amphenol FCI
FCI GBS India Pte *	India	Amphenol FCI
FCI Japan KK *	Japan	Amphenol FCI
FCI Nantong Ltd *	China	Amphenol FCI
FCI OEN Connectors Ltd *	India	Amphenol FCI
FCI PRC Ltd *	Hong Kong	Amphenol FCI
FCI Taiwan Ltd *	Taiwan	Amphenol FCI
FCI ‘s-Hertogenbosch BV *	Netherlands	Amphenol FCI
FCI USA LLC *	New York, U.S.A.	Amphenol FCI
FEP Fahrzeugelektrik Pirna GmbH & Co. KG	Germany	Amphenol
FEP Fahrzeugelektrik Pirna Verwaltungs GmbH	Germany	Amphenol
Fiber Systems International, Inc.	Texas, U.S.A.	FSI
Filec Production SAS	France	Filec
Filec SAS	France	Filec
Guangzhou Amphenol Electronics Co., Ltd.	China	Amphenol GEC
Guangzhou Amphenol Sincere Flex Circuits Co., Ltd.	China	Sincere

	State/ Country of	Name(s) under which Subsidiary does
List of Subsidiaries	Incorporation	business (1)

Guangzhou FEP Automotive Electric Co., Ltd.	China	Amphenol
Hangzhou Amphenol JET Interconnect Technology Co. Ltd.	China	JET
Hangzhou Amphenol Phoenix Telecom Parts Co. Ltd.	China	Phoenix
Holland Electronics, Inc.	California, U.S.A.	Holland Electronics
Ionix Aerospace Limited	U.K.	Ionix
Ionix Holdings Limited	U.K.	Ionix
Ionix Systems Limited	U.K.	Ionix
Ionix Systems Ou	Estonia	Ionix
Invotec Circuits Holdings Limited	U.K.	Invotec
Invotec Circuits Limited	U.K.	Invotec
Invotec Group Limited	U.K.	Invotec
Invotec Holdings Limited	U.K.	Invotec
Jaybeam Ltd.	U.K.	Jaybeam Wireless
Jaybeam Wireless SAS	France	Jaybeam Wireless
KE Ostrov — Elektrik, s.r.o.	Czech Republic	Konfektion E.
Konfektion E Elektronik GmbH	Germany	Konfektion E.
Konfektion E-SK, s.r.o.	Slovakia	Konfektion E.
Konnektech, Ltd.	Delaware, U.S.A.	Amphenol
Kunshan Amphenol Zhengri Electronics Co. Ltd.	China	Kunsham Amphenol Zhengri Electronics
LPL Technologies Holding GmbH	Germany	Amphenol
Lectric SARL	Tunisia	Amphenol
LTW Technology (Samoa) Co., Ltd.	Samoa	LTW Technology
LTW Top Tech (Samoa) Co., Ltd.	Samoa	LTW Top Tech
Matir, S.A.	Uruguay	Amphenol
Mocorp Holding A/S	Denmark	Procom
Nantong Docharm Amphenol Automotive Electronics Co., Ltd.	China	Docharm Amphenol
PerLoga Personal und Logistik GmbH	Germany	Amphenol
PT Casco SEA	Indonesia	Casco
Precision Cable Manufacturing Corp. de Mexico, S.A. de C.V.	Mexico	Amphenol
Procom Antennas AB	Sweden	Procom
Procom A/S	Denmark	Procom
Procom Deutschland GmbH	Germany	Procom
Procom France SARL	France	Procom
Pyle-National Ltd.	U.K.	Pyle-National
RSI International Ltd.	U.K.	Amphenol
Shanghai Amphenol Airwave Communication Co., Limited	China	Shanghai Airwave, T&M Antennas
Shanghai Tecvox Trading Co. LLC	China	Tecvox
Sine Systems Corporation	Delaware, U.S.A.	Sine
Skymasts Antennas Ltd.	U.K.	Procom
Societe d’Etudes et de Fabrications Electroniques et Electriques	France	SEFEE
Spectra Strip Limited	U.K.	Amphenol
SV Microwave, Inc.	Florida, U.S.A.	SV Microwave
TCS Japan K.K.	Japan	TCS Japan
Tecvox Europe SRL	Italy	Tecvox
Tecvox OEM Solutions, LLC	Alabama, U.S.A.	Tecvox
TFC South America S.A.	Argentina	Times Fiber
Thermometrics Mexico, S.A. de C.V.	Mexico	Thermometrics
Tianjin Amphenol KAE Co., Limited	China	KAE
Times Fiber Canada Limited	Canada	Times Fiber
Times Fiber Communications, Inc.	Delaware, U.S.A.	Times Fiber
Times Microwave Systems, Inc.	Delaware, U.S.A.	Times Microwave Systems
Times Wire and Cable Company	Delaware, U.S.A.	Amphenol
U-Jin Cable Industrial Co., Ltd.	Korea	U-JIN

(1)         Each Subsidiary also does business under the corresponding corporate name listed in column 1.

*      These listed subsidiaries relate to the FCI acquisition closed on January 8, 2016.